Exhibit 10.4

EXHIBIT L

FORM OF LETTER AGREEMENT

THIRD COAST BANCSHARES, INC.

20202 HIGHWAY 59 NORTH, SUITE 190

HUMBLE, TX 77338

[•], 2022

Castle Creek Capital Partners VIII, L.P.

11682 El Camino Real, Suite 320

San Diego, CA 92130

Dear Sir/Madam:

Reference is made to the Investment Agreement by and among Third Coast Bancshares, Inc., a Texas corporation (the “Company”), and the investors name therein, including, without limitation, Castle Creek Capital Partners VIII, L.P., a Delaware limited partnership (the “Lead Investor”), dated as of September 8, 2022 (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings in the Agreement.

In recognition of the Lead Investor’s purchase of $30 million of the Series A Preferred Stock pursuant to the Agreement and its role in the offer and sale of the Series A Preferred Stock, the Company and the Lead Investor hereby agree to the matters set forth in this letter agreement.

1. Covenants. Without limiting the terms of Section 6 of the Agreement as applicable to the Lead Investor, the Company and the Lead Investor hereby agree, as follows:

(a) Access, Information and Confidentiality. So long as the Lead Investor, together with its Affiliates, in the aggregate owns 4.9% or more of all of the outstanding shares of Common Stock (provided that, in making such calculation, all shares of Common Stock into or for which shares of any securities owned by the Lead Investor are directly or indirectly convertible or exercisable, which, for the avoidance of doubt, shall include those shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, the Non-Voting Common Stock and/or the exercise of the Warrants, shall be included in both the numerator and denominator, and all Common Stock issued by the Company after the Closing Date shall be included in the denominator except for any shares of Common Stock issued in an offering in which the Lead Investor (or a permitted assignee under Section 4) was not offered the right to purchase its pro rata portion of such Common Stock in violation of Section 1(d)) (the “Qualifying Ownership Interest”), and subject to the confidentiality provision of Section 6(c) of the Agreement, the Company will (i) permit the Lead Investor to visit and inspect, at the Lead Investor’s expense, the properties of the Company and Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and Company Subsidiaries with personnel of the Company, all upon reasonable notice and at such reasonable times and as often as the Lead Investor may reasonably request, and (ii) make appropriate officers of the Company and Company Subsidiaries available periodically and at such times as reasonably requested by the Lead Investor for consultation with the Lead Investor or its designated

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representative with respect to matters relating to the business and affairs of the Company and Company Subsidiaries. Any investigation pursuant to this Section 1(a) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (x) prohibited by applicable law or regulation, (y) that the Company reasonably believes to be competitively sensitive proprietary information (except to the extent the Lead Investor provides assurances reasonably acceptable to the Company that such information shall not be used by such the Lead Investor or its Affiliates to compete with the Company and Company Subsidiaries), or (z) that such disclosure would reasonably be expected to cause a loss of attorney-client privilege to the Company or any Company Subsidiary (provided, that, the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (a) apply). In addition to the Lead Investor’s rights pursuant to Section 2 of this letter agreement and subject to the foregoing limitations, the Lead Investor shall have the right to receive all materials delivered to the Board of Directors and all committees thereof (other than matters pertaining to the Lead Investor or which would constitute confidential supervisory information within the meaning of 12 C.F.R. Part 261) as long as the Lead Investor is entitled to a Board Representative or Observer in accordance with Section 2 of this letter agreement.

(b) No Senior Preferred. So long as the Lead Investor continues to hold a Qualifying Ownership Interest, the Company shall not issue any shares or equity securities that rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, senior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, without the prior written consent of the Lead Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no such consent shall be required to the extent that the Company or the Bank is required in its reasonable judgment to raise additional capital to maintain regulatory capital compliance.

(c) No Rights Agreement. So long as the Lead Investor continues to hold a Qualifying Ownership Interest, the Company shall not enter into any poison pill agreement, shareholders’ rights plan or similar agreement that shall limit the rights of the Lead Investor and its Affiliates and associates to hold any shares of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or Common Stock or Warrants or acquire additional securities of the Company unless such poison pill agreement, shareholders’ rights plan or similar agreement grants an exemption or waiver to the Lead Investor and its Affiliates and associates and any group in which the Lead Investor may become a member, immediately effective upon execution of such plan or agreement, that would allow the Lead Investor and its Affiliates and associates to acquire such additional securities of the Company.

(d) Gross-Up Rights.

(i) Sale of New Securities. So long as the Lead Investor maintains a Qualifying Ownership Interest, if the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, Preferred Stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (A) any Common Stock, Non-Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated (and disclosed to the Lead Investor in writing) to

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be issued as of the date of the Agreement; (B) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives or awards pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (C) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; (D) issuances of Common Stock upon exercise of warrants outstanding as of the date of the Agreement; (E) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is made to all holders of Common Stock); or (F) issuances of Series A Preferred Stock to other investors as part of the offering contemplated by the Agreement), then the Lead Investor shall be afforded the opportunity (provided, in the case of an offering that is not a registered public offering, that the Lead Investor satisfied any applicable “accredited investor” requirements applicable to such offering) to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Lead Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock and Non-Voting Common Stock then held by the Lead Investor (counting for such purposes all shares of Common Stock and Non-Voting Common Stock into or for which any securities owned by the Lead Investor (including the Warrants owned by the Lead Investor) are directly or indirectly convertible or exercisable, if any, and assuming full conversion of the Series A Preferred Stock and Series B Preferred Stock) and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock and Non-Voting Common Stock into or for which any securities owned by the Lead Investor (including the Warrants owned by the Lead Investor) are directly or indirectly convertible or exercisable, and assuming full conversion of the Series A Preferred Stock and Series B Preferred Stock). Notwithstanding anything herein to the contrary, in no event shall the Lead Investor have the right to purchase New Securities hereunder to the extent such purchase would result in the Lead Investor, together with any other person whose Series A Preferred Stock and Warrants would be aggregated with the Lead Investor’s Series A Preferred Stock and Warrants for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Lead Investor) would represent more than 9.9% of a class of the Voting Securities or more than 33.3% of the Company’s total equity outstanding (as defined in 12 C.F.R. § 225.2 and 12 C.F.R. § 225.34, respectively); provided that the Company shall permit the Lead Investor to purchase Series B Preferred Stock or Non-Voting Common Stock to the extent that such limitation applies.

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(ii) Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Lead Investor written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten (10) Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public Offering or after the commencement of marketing with respect to a Rule 144A Offering or an Offering pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to such individuals designated by the Lead Investor, and shall not communicate the information to anyone else acting on behalf of the Lead Investor without the consent of one of the designated individuals. The Lead Investor shall have ten (10) Business Days from the date of receipt of such a notice (the “Response Period”) to notify the Company in writing that it intends to exercise its rights provided in this Section 1(d) and as to the amount of New Securities the Lead Investor desires to purchase, up to the maximum amount calculated pursuant to this Section 1(d). Such notice shall constitute a nonbinding indication of interest of the Lead Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Lead Investor to respond within the Response Period shall be deemed to be a waiver of the Lead Investor’s rights under this Section 1(d) with respect to the Offering described in the applicable notice, which Offering shall, for purposes of this Section 1(d)(ii), still be deemed to be the same Offering even if, following the date of delivery of the notice to the Lead Investor required under the terms of this Section 1(d), changes are made to the terms of such Offering, so long as such changes do not (x) decrease the purchase price of any New Securities, (y) increase the amount or number of New Securities subject to the terms of the Offering other than pursuant to Rule 430A under the Securities Act, or (z) enlarge, enhance or increase the rights or privileges to be granted to the holders of the New Securities in any material or meaningful manner.

(iii) Purchase Mechanism. If the Lead Investor exercises its rights provided in this Section 1(d), the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within 90 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals) and to satisfy any third party consent and approval requirements, including those of any securities exchange. Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Lead Investor will occur no earlier than the closing of the Offering triggering the right being exercised by the Lead Investor. Each of the Company and the Lead Investor agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(iv) Failure of Purchase. In the event the Lead Investor fails to exercise its rights provided in this Section 1(d) within the Response Period or, if so exercised, the Lead Investor is unable to consummate such purchase within the time period specified in Section 1(d)(iii) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of 90 days following the conclusion of the applicable period in Section 1(d)(iii)) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be

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consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not purchased pursuant to this Section 1(d) by the Lead Investor or which the Lead Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to the Lead Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to the Lead Investor in the manner provided above.

(v) Expedited Issuance; Regulatory Directive. Notwithstanding the foregoing provisions of this Section 1(d), if a majority of the directors of the Board of Directors determines that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities (“Expedited Issuance”) and then comply with the provisions of this Section 1(d) provided that (A) the purchaser(s) of such New Securities has consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 1(d)(v), and (B) the sale of any such additional New Securities under this Section 1(d)(v) to the Lead Investor shall be consummated as promptly as is practicable but in any event no later than 90 days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 1(d)(v). Notwithstanding anything to the contrary herein, the provisions of this Section 1(d)(v) (other than as provided in subclause (B) of this Section 1(d)(v)) shall not be applicable and the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank. Notwithstanding anything to the contrary in this letter agreement, no rights of the Lead Investor under this letter agreement will be adversely affected solely as the result of the temporary dilution of its percentage ownership of Common Stock due to an Expedited Issuance under this Section 1(d)(v); provided, however, that such rights may be adversely affected from and after such time, if any, that the Lead Investor declines to purchase Common Stock offered to the Lead Investor under this Section 1(d).

(vi) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors.

(vii) Cooperation. The Company and the Lead Investor shall cooperate in good faith to facilitate the exercise of the Lead Investor’s rights under this Section 1(d), including to secure any required approvals or consents.

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(viii) Assignment of Rights. The rights of the Lead Investor described in this Section 1(d) shall be subject to the transfer, assignment and/or conveyance of said rights from the Lead Investor to any other person and/or entity that acquires Series A Preferred Stock and Warrants from the Lead Investor or any of its Affiliates, but only if such transferee agrees in writing for the benefit of the Company to be bound by the terms of this letter agreement to the same extent as the Lead Investor (with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Lead Investor”)).

2. Governance Matters.

(a) So long as the Lead Investor maintains a Qualifying Ownership Interest, and only during such time as the Lead Investor reasonably determines that it would not result in the Lead Investor being deemed to control the Company or the Bank within the meaning of applicable banking laws, upon the written request of the Lead Investor, the Company will, concurrently with the Closing or thereafter in case of a later request, request the non-objection or approval of the Federal Reserve and the TDSML, to the extent required, for the appointment of the Board Representative (as defined below). The Company further covenants and agrees that within five (5) days of receipt of the non-objection or approval of the Federal Reserve and the TDSML, the Board of Directors will cause the Board Representative to be elected or appointed to the Board of Directors; provided that the Board Representative provides the Company with customary documentation required by director nominees in accordance with the Company’s practices. After such appointment or election of a Board Representative, so long as the Lead Investor beneficially owns a Qualifying Ownership Interest, the Company will be required to recommend to its shareholders the election of the Board Representative at the Company’s annual meeting. If the Lead Investor no longer beneficially owns a Qualifying Ownership Interest the Lead Investor will have no further rights under this Section 2, and, at the written request of the Board of Directors, shall cause its Board Representative to resign from the Board of Directors as promptly as reasonably practicable (and in any event within thirty (30) days) thereafter. The Lead Investor shall promptly inform the Company if and when it ceases to hold a Qualifying Ownership Interest in the Company.

(b) Any Board Representative (including any successor nominee) duly selected in accordance with Section 2(a) shall, subject to applicable law, be among the Company’s and the Company’s Corporate Governance and Nominating Committee’s nominees to serve on the Board of Directors. The Company shall use reasonable best efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other nominees to the Board of Directors.

(c) For only so long as the Lead Investor has the right to nominate a Board Representative pursuant to Section 2(a), the Lead Investor shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director. The Board of Directors will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Company’s Corporate Governance and Nominating Committee’s nominee to serve on the Board of Directors, using reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company shall solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

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(d) Any Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Company’s bylaws as then in effect. The Company shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

(e) At all times when the Lead Investor has the right to a Board Representative as provided in Section 2(a), upon the written request of the Lead Investor and in lieu of the Lead Investor’s nomination of a Board Representative, the Lead Investor may appoint one (1) individual to attend all meetings of the Board of Directors and all committees thereof (the “Observer”) and pursuant to clause (f) hereof the board of directors of the Bank and all committees thereof, which individual shall be reasonably acceptable to the Board of Directors (such approval not to be unreasonably withheld, conditioned or delayed); provided, the Observer executes and delivers to the Company and the Bank a customary confidentiality agreement for service as a board observer and provided, further, that the appointment by the Lead Investor of an Observer shall not prevent the Lead Investor from nominating a Board Representative in lieu of an Observer at a future time. No Observer shall have any right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board of Directors, shall provide each Observer with all written materials and other information (other than confidential supervisory information within the meaning of 12 C.F.R. Part 261) given to members of the Board of Directors at the same time such materials and information are given to the members of the Board of Directors and shall permit each Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to such Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that the Company or the Board of Directors shall have the right to withhold any information and to exclude any Observer from any meeting or portion thereof (1) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel, or (2) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by such Observer would conflict with fiduciary requirements under applicable law. The Lead Investor covenants and agrees to hold all such information obtained from its Observer in confidence pursuant to the confidentiality and non-disclosure provisions of Section 6(c) of the Agreement and cause its Observer to execute a customary confidentiality agreement for board observers. If the Lead Investor and its Affiliates in the aggregate no longer have a Qualifying Ownership Interest, the Lead Investor will have no further rights under this Section 2(e).

(f) So long as the Lead Investor has the right to appoint a Board Representative pursuant to Section 2(a), the Lead Investor shall have the right to either nominate the Board Representative as the “Bank Board Representative” to be elected or appointed as director to the board of directors of the Bank (the “Bank Board”) or to appoint the Observer to attend all meetings of the Bank Board and all committees thereof as an observer (the “Bank Board Observer”); provided, that, the appointment by the Lead Investor of a Bank Board Observer shall not prevent the Lead Investor from nominating a Bank Board Representative in lieu of a Bank

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Board Observer at a future time; and provided, further, that the Bank Board Observer executes a customary confidentiality agreement for board observers. The obligations of the Company otherwise with respect to, and the conditions on the appointment and, if applicable, directorship of, the Bank Board Representative and the Bank Board Observer shall be substantially the same as those with respect to or applicable to the Board Representative and Observer, respectively.

(g) The Company acknowledges that the Board Representative and Bank Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Lead Investor and/or certain of Lead Investor’s Affiliates (collectively, the “Lead Investor Indemnitors”). The Company hereby agrees that with respect to a claim by the Board Representative or Bank Board Representative for indemnification arising out his or her service as a director of the Company or the Bank, as applicable, (1) the Board Representative or Bank Board Representative shall be entitled to the same indemnification with his or her role as a director as the other members of the Board of Directors and (2) that the Company (or the Bank, as applicable) is the indemnitor of first resort (i.e., the Company’s (or the Bank’s, as applicable) obligations to the Board Representative or Bank Board Representative, as applicable, are primary and any obligation of the Lead Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Board Representative and Bank Board Representative are secondary). The Company further agrees that no advancement or payment by any Lead Investor Indemnitor on behalf of the Board Representative or the Bank Board Representative with respect to any claim for which the Board Representative or the Bank Board Representative has sought indemnification from the Company or the Bank, as applicable, shall affect the foregoing and the Lead Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Board Representative and the Bank Board Representative against the Company and the Bank. The Company agrees that the Lead Investor Indemnitors are express third party beneficiaries of this Section 2(g).

(h) In addition to the foregoing, the Company will reimburse the Lead Investor and its Affiliates for all reasonable fees and expenses arising out of or related to the Board Representative’s or the Observer’s travel to monthly meetings of the Board and the Bank Board.

(i) Notwithstanding anything herein to the contrary, the rights provided by this Section 2 are personal to the Lead Investor and in no event shall such rights be assignable.

(j) For purposes of this letter agreement, “Board Representative” means such person designated by the Lead Investor to be elected or appointed to the Board of Directors and the Bank Board in accordance with all legal and governance requirements regarding service and election or appointment as a director of the Company, or any individual designated as a replacement Board Representative pursuant to Section 2(c) hereof.

3. Expenses. In the event (i) the Closing occurs, or (ii) the transactions contemplated by the Agreement are not consummated other than due to a breach by the Lead Investor of any of its obligations under the Agreement, the Company will reimburse the Lead Investor for its reasonable and documented out-of-pocket expenses incurred in connection with its due diligence and the preparation and negotiation of the Agreement and the transactions contemplated thereby including, but not limited to, (a) the reasonable fees and expenses of counsel incurred by the Lead Investor and its Affiliates in connection with the transactions contemplated by the Agreement and (b) travel expenses; provided, that, the Company shall not be obligated to reimburse the Lead Investor for amounts in excess of $100,000. In addition to the foregoing, (i) the Company shall

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pay the full cost of the independent loan review obtained by the Company from Gateway Asset Management Company, LLC with, at the Lead Investor’s request, personnel of the Lead Investor onsite during the review, and (ii) the fees and expenses referred to in the first sentence of Section 6 of the Registration Rights Agreement that are the Company’s responsibility shall include those expenses of the Lead Investor actually and reasonably incurred, including without limitation, reasonable attorneys’ fees, not to exceed $50,000 in the aggregate.

4. Assignment. This letter agreement shall not be assigned by operation of law or otherwise, except that the Lead Investor may assign all or any portion of its rights under this letter agreement to any of its Affiliates or as expressly permitted in this letter agreement; provided, that, any such assignment shall not relieve the Lead Investor of any liability or other obligation under this letter agreement. This letter agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

5. Governing Law. This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles or other principles that would require the application of any other law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby.

6. Severability. If any provision of this letter agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

7. Counterparts and Facsimiles. For the convenience of the parties hereto, this letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file and such signature will have the same force and effect as if such facsimile or electronic page were an original thereof.

8. Amendment; Waiver. No amendment or waiver of any provision of this letter agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this letter agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

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9. Ratification. Except as otherwise expressly provided by this letter agreement, all of the terms and conditions of the Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

[Signature Page Follows]

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THIRD COAST BANCSHARES, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPITAL PARTNERS VIII, LP

By:
Name:
Title:

[Signature Page to Letter Agreement]